         EX-99.B(j)wraconsnt

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 138 to Registration Statement No. 2-21867 on Form N-1A of Waddell & Reed Advisors Funds, Inc. of our reports dated November 16, 2005 (on Waddell & Reed Advisors Bond Fund - one of the portfolios comprising Waddell & Reed Advisors Funds, Inc.) and August 12, 2005 (on Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Core Investment Fund, and Waddell & Reed Advisors Science and Technology Fund - three of the portfolios comprising Waddell & Reed Advisors Funds, Inc.) appearing in the Annual Reports to Shareholders for the fiscal years ended September 30, 2005 and June 30, 2005, respectively, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
Kansas City, Missouri
January 25, 2006